SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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CLEARWATER PAPER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

SUPPLEMENT DATED APRIL 25, 2019 TO

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED APRIL 2, 2019

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2019

This Supplement provides updated information with respect to the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Clearwater Paper Corporation (the “Company”), to be held on Monday, May 13, 2019.  This Supplement, which describes a recent change in the directors continuing in office and not up for election at the Annual Meeting, should be read in conjunction with the Proxy Statement.

Change in Directors Continuing in Office

The Board of Directors of the Company (the “Board”) elected two new directors to the Board and authorized an increase in the number of directors of the Board from five (5) to seven (7) effective May 1, 2019.  John J. Corkrean will serve as one of the Board’s Class I directors whose members’ terms expire at the Company’s annual meeting to be held in 2021.  Joe W. Laymon will serve as one of the Board’s Class III directors whose members’ terms expire at the Company’s annual meeting to be held in 2020.

Business Experience of Messrs. Corkrean and Laymon

John J. Corkrean, 53, currently serves as executive vice president and chief financial officer for H.B. Fuller (NYSE:FUL), a global adhesive, sealants and chemical products manufacturer, a position he has held since 2016. Prior to that he was employed by Ecolab for 17 years in a series of financial leadership roles concluding from 2014-2016 as senior vice president, finance for the global energy service division.

Mr. Corkrean brings to our Board public company experience with global companies in finance, operations and business strategy experience, including financial planning, reporting and analysis.

Joe W. Laymon, 66, served as vice president, human resources and corporate services at Chevron Corporation (NYSE:CVX), a leading global integrated energy company from 2008 until his retirement in 2017.  Currently Mr. Laymon also serves on the board of directors for Peabody Energy (NYSE:BTU), a global coal company, and serves as the chair of the compensation committee as well as is a member of the health, safety, security & environmental committee.

Mr. Laymon brings to our Board deep knowledge of executive compensation and other human resources matters from a large global company perspective as well as public company experience in corporate governance.

Stock Ownership

Messrs. Corkrean and Laymon do not own any shares of Clearwater Paper Corporation.  They will be eligible to participate in the Company’s deferred compensation program for non-employee directors upon election to the Board.

Director Independence

The Board has determined that each of Messrs. Corkrean and Laymon satisfy the independence criteria set forth in the corporate governance standards of the New York Stock Exchange.

Voting Matters

Because the change in directors described in this Supplement does not pertain to the class of directors up for election at the Annual Meeting, none of the agenda items presented in the Notice and Proxy Statement are affected by this Supplement.  If you have already voted your shares via the internet, telephone, or by returning your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote.  Shares already voted by proxy will remain valid and will be voted at the Annual Meeting unless revoked.